UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 18, 2006

PORTALPLAYER, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51004	77-0513807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

70 W. Plumeria Drive San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(408) 521-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As described below, on January 18, 2006, William J. Dally was unanimously elected to the Board of Directors of PortalPlayer, Inc. (the “Company”). In connection with his election, Dr. Dally and the Company entered into an offer letter on January 18, 2006 (the “Offer Letter”). As a non-employee director, the stock options and compensation noted in the offer letter are as set forth in the Company’s Form 8-K filed on July 28, 2005. A copy of the Offer Letter is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 18, 2006 the Board of Directors elected a new director, William J. Dally. Dr. Dally has not been appointed to serve on any of the committees of the Company’s board. A copy of the Offer Letter outlining the terms of Dr. Dally’s election is attached as Exhibit 10.1 to this report and incorporated herein by reference. A copy of the Company’s press release announcing Dr. Dally’s election to the Board of Directors as a director is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Offer Letter entered into January 18, 2006.

99.1	Press Release dated January 23, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2006

PORTALPLAYER, INC.

By:	/s/ Gary Johnson
Gary Johnson
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter entered into January 18, 2006.

99.1	Press Release dated January 23, 2006.